                                   EXHIBIT 11


                        STATEMENT REGARDING COMPUTATION OF NET LOSS PER PARTNERSHIP INTEREST




                                                Year                 Year                  Year
                                                Ended                Ended                 Ended
                                          December 31, 1996    December 31, 1995     December 31, 1994
                                          -----------------    -----------------     -----------------




      Net loss-Limited Partners              $(4,824,512)        $(10,918,532)          $(8,383,297)
                                             ===========         ============           ===========

      Average Class A and B limited
       partnership interests outstanding             921                  921                   921
                                             ===========         ============           ===========

      Net loss per Class A and B limited
       partnership interest                  $    (5,238)        $    (11,855)          $     (9,102)
                                             ===========         ============           ===========